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                                                               EXHIBIT 10.Q

                               THE DIAL CORP

                        DEFERRED COMPENSATION PLAN

1.   Purpose of the Plan.

     The purpose of the Deferred Compensation Plan (the Plan) is to provide a select group of management or highly compensated employees of The Dial Corp (the Corporation) and its subsidiaries with an opportunity to defer the receipt of incentive compensation awarded to them under the Management Incentive Plan, the Performance Unit Incentive Plan and certain other incentive plans of The Dial Corp and its subsidiaries (the Incentive Plans) and thereby enhance the long-range benefits and purposes of the incentive awards. Each plan year shall extend from January 1 through December 31 of each calendar year.

2.   Administration of the Plan.

     The Plan shall be administered by the Compensation Advisory Committee (the Committee). Subject to the express provisions of the Plan, and the Incentive Plans, the Committee shall have the authority to adopt, amend and rescind such rules and regulations, and to make such determinations and interpretations relating to the Plan, which it deems necessary or advisable for the administration of the Plan, but it shall not have the power to amend, suspend or terminate the Plan. All such rules, regulations, determinations and interpretations shall be conclusive and binding on all parties.

3.   Participation in the Plan.

     (a) Participation in the Plan shall be restricted to a select group of management or highly compensated employees of the Corporation or one of its subsidiaries who are participants in certain plans of The Dial Corp and its subsidiaries (the Plans) including the Management Incentive Plan, The Dial Corp Performance Unit Incentive Plan, and any other bonus or bonuses or similar or successor plans, and whose timely written requests to defer the receipt of all or a portion of any incentive compensation which may be awarded to them, are honored in whole or in part by the Committee. Any individual whose request for deferral is not accepted or honored by the Committee, whether for failure of timely submission or for any other reason, shall not become a participant in the Plan, and the Committee's determination in this regard shall be conclusive and binding.

     (b) If a participant in the Plan shall 1) sever his employment with the Corporation or one of its subsidiaries, 2) engage in any activity in competition with the Corporation or any of its subsidiaries during or following such employment, or 3) remain in the employ of a corporation which for any reason ceases to be a subsidiary of the Corporation, the Committee may at any time thereafter direct, in its sole and exclusive discretion, that his participation in the Plan shall terminate, and that he be paid in a lump sum the aggregate amount credited to his deferred incentive account as of the date such participation is terminated.

     (c) The Corporation and each participating subsidiary shall be solely liable for maintenance of deferred incentive accounts pursuant to paragraph 6 and payment of any benefits with respect to its own employees who participate in the Plan. In the event a participant leaves the employ of the Corporation, or a participating subsidiary ("former employer") and is subsequently employed by another employer, the Corporation or another subsidiary of the Corporation ("new employer"), the former employer may agree to transfer and the new employer may agree to assume the benefit liability reflected in such participant's deferred incentive account, without the consent of such participant and subject to the approval of the Committee, in its sole discretion. In the event of such a transfer and assumption of liability, the former employer shall have no further liability for any benefit under the Plan to its former employee or otherwise with respect to such transferred account.

4.   Requests for Deferral.

     All requests for deferral of incentive awards must be made in writing prior to November 15 of the year in which the bonus is being earned and shall be in such form and shall contain such terms and conditions as the Committee may determine. Each such request shall specify the dollar amount or the percentage to be deferred of incentive award which would otherwise be received in the following calendar year, but in no event shall the amount to be deferred be less than $1,000. Each such request shall also specify 1) the date (no later than the employee's actual retirement date) when payment of the aggregate amount credited to the deferred incentive account is to commence, 2) whether such payment is then to be made in a lump sum or in quarterly or annual installments, and 3) if payment is to be made in installments, the period of time (not in excess of ten years) over which the installments are to be paid. The Committee shall, under no circumstances, accept any request for deferral of less than $1,000 of an incentive award or any request which is not in writing or which is not timely submitted.

5.   Deferral of Incentive Awards.

     The Committee shall, prior to December 15 of the year in which the bonus is being earned notify each individual who has submitted a request for deferral of an incentive award whether or not such request has been accepted and honored. If the request has been honored in whole or in part, the Committee shall advise the participant of the dollar amount or percentage of his incentive compensation which the Committee has determined to be deferred. The Committee shall further advise the participant of its determination as to the date when payment of the aggregate amount credited to the participant's deferred incentive account is to commence, whether payment of the amount so credited as of that date will then be made in a lump sum or in quarterly or annual installments, and if payment is to be made in installments, the period of time over which the installments will be paid. Upon subsequently being advised of the existence of special circumstances which are beyond the participant's control and which impose an unforeseen severe financial hardship on the participant or his beneficiary, the Committee may, in its sole and exclusive discretion, modify the deferral arrangement established for that participant to the extent necessary to remedy such financial hardship.

6.   Deferred Incentive Account.

     (a) A deferred incentive account shall be maintained by his employer for each participant in the Plan, and there shall be credited to each participant's account, on the date incentive compensation is paid, the incentive award, or portion thereof, which would have been paid to such participant on said date if the receipt thereof had not been deferred.

     (b) In addition, there shall be credited on the last day of the quarter to each participant's account, an interest credit on his deferred incentive award at the interest rates determined by the Committee to be payable during each calendar year, or portion thereof, prior to the termination of such participant's deferral period or, if the amount then credited to his deferred incentive account is to be paid in installments, prior to the termination of such installment period. Interest will be paid on a prorated basis for amounts withdrawn from the account during the quarter, with the remaining balance accruing interest for the duration of the quarter. The interest credit shall be a rate equal to the yield as of January 1, April 1, July 1 and October 1 on Merrill Lynch Taxable Bond Index - Long Term Medium Quality (A3) Industrial Bonds, unless and until otherwise determined.

     (c)  The Plan shall at all times be unfunded.  The
Corporation shall not be required to segregate physically any amounts of money or otherwise provide funding or security for any amounts credited to the deferred incentive accounts of participants in the Plan.

7.   Designation of Beneficiary.

     Each participant in the Plan shall deliver to the Committee a written instrument, in the form provided by the Committee, designating one or more beneficiaries to whom payment of the amount credited to his deferred incentive account shall be made in the event of his death. Unless the Committee shall otherwise determine, such payments shall be made in such amounts and at such times as they would otherwise have been paid to the participant if he had survived.

8.   Nonassignability of Participation Rights.

     No right, interest or benefit under the Plan shall be assignable or transferable under any circumstances other than to a participant's designated beneficiary in the event of his death, nor shall any such right, interest or benefit be subject to or liable for any debt, obligation, liability or default of any participant. The payments, benefits or rights arising by reason of this Plan shall not in any way be subject to a participant's debts, contracts or engagements, and shall not be subject to attachment, garnishment, levy, execution or other legal or equitable process.

9.   Rights of Participants.

     A participant in the Plan shall have only those rights, interests or benefits as are expressly provided in the Plan and in the Incentive Plans. The Plan shall be deemed to be ancillary to the Incentive Plans and the rights of participants in the Plan shall be limited as provided in the Incentive Plans.

10.  Claims for Benefits.

     Claims for benefits under the Plan shall be filed with the Committee. Written notice of the disposition of a claim shall be furnished the claimant within 60 days after the application therefor is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth. Pertinent provisions of this Plan shall be cited. In addition, the written notice shall describe any additional material or information necessary for the claimant to perfect the claim (along with an explanation of why such material or information is needed), and the written notice will fully describe the claim review procedures of Section 11 below.

11.  Claim Review.

     Any claimant who has been denied a benefit shall be entitled, upon request to the Committee, to receive a written notice of such action, together with a full and clear statement of the reasons for the action. The claimant may also review this Plan if he chooses. If the claimant wishes further consideration of his position, he may request a hearing. The request, together with a written statement of the claimant's position, shall be filed with a Committee member no later than 60 days after receipt of the written notification provided for above. The Committee shall schedule an opportunity for a full and fair hearing of the issue within the next 60 days. The decision following the hearing shall be made within 60 days and shall be communicated in writing to the claimant. If the claimant requests, the hearing may be waived, in which case the Committee's decision shall be made within 60 days from the date on which the hearing is waived and shall be communicated in writing to the claimant.


12.  Amendment, Suspension or Termination of the Plan.

     The Board of Directors of the Corporation (the Board) may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all provisions of the Plan, except that no amendment, suspension or termination of the Plan shall, without the consent of a participant, adversely affect such participant's right to receive payment of the entire amount credited to his deferred incentive account on the date of such Board action. In the event the Plan is suspended or terminated, the Board may, in its discretion, direct the Committee to pay to each participant the amount credited to his account either in a lump sum or in accordance with the Committee's prior determination regarding the method of payment.

12.  Effective Date.

     The Plan shall become effective on the date of its approval by the Executive Compensation Committee of the Dial Corp Board of Directors or on such other date as the Executive Compensation Committee may direct, but the Plan shall become operative with respect to a select group of management or highly compensated employees of each subsidiary only upon the adoption of the Plan by that subsidiary's Board of Directors.